Exhibit 10.2
INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT
for VITAMIN CREAMER

THIS INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“Agreement”), dated as of June 20, 2014 (the “Effective Date”), is by and between Quintin Crye, an individual (“Assignor”), and Level 5 Beverage Company, Inc. (“Assignee”), a subsidiary of Minerco Resources, Inc.

Background

WHEREAS, it is Assignor’s intention to assign and transfer to the Assignee, all of Assignor’s right, title, and interest in and to any trademarks, domain names, copyright and other intellectual properties that Assignor owns related to the beverage brand “VITAMIN CREAMER”, and

WHEREAS, Assignee intends to accept such assignment for the purpose of development, manufacture, marketing and distribution of the VITAMIN CREAMER beverage brand;

NOW, THEREFORE, in consideration of the covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

a.	For purposes of this Agreement, “Assignor Property” means Trademark Registration No. 4404886.

b.
For purposes of this Agreement, “Intellectual Property Rights” means intellectual property rights, including (i) any patent, patent application (whether registered or unregistered), copyright (whether registered or unregistered), copyright application (whether registered or unregistered), trademark (whether registered or unregistered), trademark application, trade name, service mark (whether registered or unregistered), service mark application, domain name, and (ii) any right to use or exploit any of the foregoing.

2.
Copyrights.  Assignor hereby agrees to assign and transfer to the Assignee, hereby does transfer and assign, all right, title, and interest in and to its copyrights in the VITAMIN CREAMER label and all other artwork related to VITAMIN CREAMER, including any and all renewals and extensions of such copyrights that may be secured under the laws now or hereafter pertaining thereto in the United States or in any other country.

3.
Trademarks.  Assignor hereby agrees to assign and transfer to the Assignee, and hereby does transfer and assign, all right, title and interest in Trademark Registration No. 4404886, together with the goodwill of the business symbolized by the Mark, and including any and all claims by Assignor against third parties for past infringement by third parties thereof, including all rights as opponents in any opposition or cancellation proceeding.

4.
Domain Names.  Assignor hereby agrees to assign and transfer to the Assignee, and hereby does transfer and assign, all right, title and interest in and to those domain names related to the VITAMIN CREAMER trademark. Without limiting the foregoing, Assignor agrees to promptly perform all actions required by the applicable domain name registrar to complete the conveyance of the Domain Names set forth on Annex A to the Assignee.  The registrar of the Domain Names is also set forth on Annex A. Assignor agrees that it will not register or attempt to register any domain names after the Effective Date that include the word “VITAMIN CREAMER” or any variation thereof without the written permission of Assignee.

5.
License Back. The Assignee hereby grants to Assignor an non-exclusive, irrevocable, worldwide, royalty-free, sub-licensable right and license to use, copy, modify, and distribute any of the VITAMIN CREAMER properties and materials to the extent reasonable and necessary for Assignor to market its racing teams provided, however that Assignor shall provide Assignee with copies of any properties or materials prior to Assignor’s use thereof and Assignee shall have the right to prohibit any such use that it determines will be detrimental to its business or its interest in the Trademark.

6.
Representations and Warranties.  Assignor represents and warrants that: (i) the VITAMIN CREAMER Materials assigned hereunder are the Assignor’s original work and Assignor has the power and authority to assign its Intellectual Property Rights to the Assignor in accordance with this Agreement and good and marketable title to all of the Intellectual Property Rights  free and clear of all liens,  encumbrances, pledges, mortgages and hypothecations (herein “Liens”) of any kind; (ii) Assignor has no knowledge of any third party intellectual property infringement claims, lawsuits, or demands arising under or in connection with the Assignor Property; (iii) Assignor has the right, authority and power to enter into this Agreement; (iv) no third party consents, assignments or licenses are necessary to perform under this Agreement; and (v) the VITAMIN CREAMER Limited Partnership, to which the VITAMIN CREAMER Materials are entitled in full under its Limited Partnership Agreement, has hereby agreed to the terms of this Assignment as evidenced by the signatures hereto of each of the partners to the VITAMIN CREAMER Limited Partnership. Assignor agrees to immediately notify the Assignee in writing if any facts or circumstances arise that would make any of the representations in this Agreement inaccurate in any way.  The Assignor has the unrestricted right to sell, assign, transfer, convey and deliver to Assignee all right, title and interest in and to the Intellectual Property Rights  without penalty or other adverse consequences, and upon Assignee  will own all of such Intellectual Property Rights free and clear of all Liens of any kind.  The Assignor has not interfered with, infringed upon, misappropriated, or violated any intellectual property of third parties in any material respect, nor has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Assignor must license or refrain from using any intellectual property of any third party). No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property Rights. There are no other agreements between Assignor and any third party with respect to the sale of the Intellectual Property Rights. Assignor has no present or known future obligation or requirement to compensate any person with respect to the Intellectual Property Rights.   Assignor is currently solvent and able to pay his obligations when they come due.

7.
Governing Laws. To the full extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of California, United States of America, excluding its conflicts of laws principles.  To the full extent permitted by law and consistent with valid entry into a binding agreement, the controlling language of this Agreement is English.  To the full extent permitted by law, the exclusive jurisdiction for any action relating to this Agreement shall be a federal or state court in Los Angeles, California, and the parties consent to such jurisdiction and waive and agree not to plead or claim that any such action or proceeding has been brought in an inconvenient forum.

8.
Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by law, the parties waive any provision of law that renders any such provision prohibited or unenforceable in any respect.

9.
Cooperation Following the Execution.  Following the execution of this Agreement, each party shall deliver to the other such further information and documents and shall execute and deliver to the other such further instruments and agreements as the other party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other party the benefits of this Agreement.

10.
Entire Agreement:  This Agreement constitutes the entire Agreement between Assignor and the Assignee with respect to the subject matter hereof, and supersedes all oral or written communications or other agreements between the parties with respect to such subject matter hereof.  No changes, supplements, addenda, or amendments to this Agreement shall be effective or enforceable unless agreed to by the parties in writing.

11.
Indemnification. The parties agree to indemnify, defend and hold harmless the other and each of their respective officers, directors, stockholders, controlling persons, employees, agents, successors and assigns from and against any and all liabilities, losses damages, claims, suits, proceedings, costs, expenses (including, without limitation, reasonable attorneys’ fees), judgments, settlements, interest and penalties incurred as a result of, arising out of or in respect of any breach by the other party of any of its representations and warranties contained in this Agreement, or the failure by the other party to perform any of their covenants or agreements contained in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR	ASSIGNEE
Quintin Crye	Level 5 Beverage Company, Inc.

/s/ Quintin Crye	/s/ V. Scott Vanis
(Signature)	(Signature)

Quintin Crye	V. Scott Vanis
(Printed Name)	(Printed Name)

VITAMIN CREAMER LP,

By:	/s/ Darin Ezra
Name: Darin Ezra
Title: Partner

By:	/s/ Quintin Crye
Name: Quintin Crye
Title: Partner

By:	/s/ Jill Birkmann
Name: Jill Birkmann
Title: Partner

Annex A

Domain	Registrar
Vitamincreamer.com	Go Daddy
Drinkvitamincreamer.com	Go Daddy